                            Wm. WRIGLEY Jr. Company

    Wrigley Building  -  410 N. Michigan Avenue  -  Chicago,
Illinois 60611

                            NOTICE OF ANNUAL MEETING

To the Stockholders:

     The Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, a Delaware corporation, will be held in the Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, on Tuesday, March 3, 1998, at 9:00 a.m., Central Standard Time, for the following purposes:

     1. To elect the full Board of ten directors;

     2. To ratify the appointment of independent auditors for the year ending December 31, 1998; and

     3. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

     Stockholders of record at the close of business on January 15, 1998 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     Your copy of the 1997 Annual Report of the Wm. Wrigley Jr.
Company is enclosed.

     YOU CAN HELP YOUR COMPANY PREPARE FOR THE ANNUAL MEETING BY
MARKING, SIGNING AND DATING THE ACCOMPANYING PROXY AND RETURNING IT AS SOON AS POSSIBLE. For your convenience, a return envelope is enclosed with postage paid if mailed in the United States or Canada.

                  By Authorization of the Board of Directors,

                                          WM. M. PIET, Secretary

Chicago, February 3, 1998

YOUR VOTE IS IMPORTANT. WHETHER YOU OWN ONE SHARE OR MANY, YOUR
PROMPT COOPERATION IN RETURNING YOUR SIGNED PROXY IS GREATLY
APPRECIATED.

                              PROXY STATEMENT FOR

                     ANNUAL MEETING OF STOCKHOLDERS OF THE

                            WM. WRIGLEY JR. COMPANY

                          TO BE HELD ON MARCH 3, 1998

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
General.....................................................      1
Proposal 1 -- Election of Directors.........................      2
  Security Ownership of Directors and Executive Officers....      5
  Security Ownership of Certain Beneficial Owners...........      6
  Meetings and Committees of the Board......................      7
  Compensation of Directors.................................      7
Proposal 2 -- The Ratification of the Appointment of Ernst &
  Young LLP as Independent Auditors.........................      9
Executive Compensation......................................     10
  Compensation Committee Report on Executive Compensation...     10
  Five-Year Total Stockholder Return........................     13
  Summary Compensation Table................................     14
  Stock Options and Stock Appreciation Rights...............     16
  Long-Term Stock Grant Program.............................     16
  Pension Plan..............................................     16
Stockholder Proposals for 1999 Annual Meeting of
  Stockholders..............................................     17
Other Business..............................................     17

                                PROXY STATEMENT

                                    FOR THE

                         ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD AT 9:00 A.M., MARCH 3, 1998

                                    GENERAL

     SOLICITATION OF PROXIES. The accompanying proxy is solicited by and on behalf of the Board of Directors (the "Board") of the Wm. Wrigley Jr. Company (the "Company") in connection with the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. on Tuesday, March 3, 1998, and at any adjournments thereof. The principal executive offices of the Company are located in the Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois 60611. This proxy statement, the enclosed proxy and a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 are being mailed on or about February 3, 1998, to stockholders of record as of January 15, 1998.

     COSTS OF SOLICITATION. The costs of soliciting proxies will be borne by the Company. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone, telegram, cable or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Company's Common and Class B Common Stock.

     OUTSTANDING VOTING SHARES. Stockholders of record at the close of business on January 15, 1998 will be entitled to notice of and to vote at the Annual Meeting. As of January 15, 1998, there were 92,553,683 shares of Common Stock and 23,663,335 shares of Class B Common Stock outstanding and entitled to notice and to vote. Each share of Common Stock is entitled to one vote, and each share of Class B Common Stock is entitled to ten votes on each matter presented to the stockholders.

     VOTE REQUIRED FOR APPROVAL. Shares of both classes of Common Stock will vote together as a single class with respect to the election of directors and the ratification of appointment of independent auditors. Under the Company's By-laws, the election of directors and the ratification of the appointment of independent auditors each requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares represented at the Annual Meeting in person or by proxy. Votes may be cast by a stockholder in favor of the nominees or withheld. Votes may be cast by a stockholder in favor of or against the ratification of appointment of independent auditors or a stockholder may elect to abstain. Since votes withheld and abstentions will be counted for quorum purposes and are deemed to be present for purposes of the respective proposals, they will have the same effect as a vote against each matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote.

     VOTING YOUR PROXY. Proxies in the accompanying form, properly executed and received by the Company prior to the Annual Meeting and not revoked, will be voted as directed. In the absence of direction from the stockholder, properly executed proxies received prior to the Annual Meeting will be voted FOR the election of all nominees for director and FOR the ratification of the appointment of the independent auditors. You may revoke your proxy by giving written notice of revocation to the Secretary of the Company at any time before it is voted, by submitting a later-dated proxy or by attending the Annual Meeting and voting your shares in person.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The annual election of the Board will take place at the Annual Meeting. At its meetings held August 27, 1997 and January 28, 1998, upon the recommendation of the Nominating Committee, the Board of Directors increased the size of the Board from nine to ten and from ten to eleven, respectively. Dr. Steven B. Sample was elected to fill the vacancy created by the August increase and Mr. Alex Shumate was elected to fill the vacancy created by the January increase. Mr. Robert P. Billingsley, who has reached mandatory retirement age, is not standing for reelection at the March 3, 1998 Annual Meeting of Stockholders. Given the effect of the retirement, the Board of Directors also approved at its January 28 meeting the recommendation of the Nominating Committee that ten directors be elected for the ensuing year at the March 3, 1998 Annual Meeting.

     Each of the ten nominees, if elected, will serve on the Board until the next annual meeting or until their successors shall be duly elected and qualified in accordance with the By-laws. All nominees are presently members of the Board. If any of the ten nominees should become unable to accept election, the persons named in the proxy as members of the proxy committee may vote for such other person or persons as may be designated by the Board or the proxy committee. Management has no reason to believe that any of the nominees named below will be unable to serve.

     Approval of the nominees for election to the Board will require the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as one class.

CHARLES F. ALLISON III

photo Allison III          Mr. Allison, 69, a Director of the
                           Company since 1980, is
                           Partner of Counsel to Booz-Allen &
                           Hamilton, Inc., a management consulting
                           firm where he has been a member since
                           1958. Mr. Allison is Chairman of the
                           Audit Committee and a
                           member of the Compensation Committee.

DOUGLAS S. BARRIE

photo Barrie               Mr. Barrie, 64, a Director of the
Company since 1996, was
                           Group Vice President-International from 1984 to 1996 and has been Group Vice President since 1996.

LEE PHILLIP BELL

photo Bell                 Mrs. Bell, 69, a Director of the Company since 1981, has,
                           since 1980, been a Director of Bell-Phillip Television
                           Productions, Inc., a producer of television dramas. Mrs.
                           Bell is a member of the Compensation and Nominating
                           Committees.

THOMAS A. KNOWLTON

photo Knowlton             Mr. Knowlton, 51, a Director of the Company since 1996, has been Executive Vice President of the Kellogg Company, a
                           worldwide manufacturer of ready-to-eat cereal products and convenience foods, since January 1992 and was named
                           President-Kellogg North America in 1994. Mr. Knowlton
                           succeeded Mr. Billingsley as Chairman of the Compensation
                           Committee on January 28, 1998 and is also a member of the
                           Audit Committee.

PENNY PRITZKER

photo Pritzker             Ms. Pritzker, 38, a Director of the Company since 1994, has been President of Classic Residence by Hyatt, an affiliate of Hyatt Corporation, since 1987 and President of Penguin
                           Group L.P., which acquires and develops real estate. Ms.
                           Pritzker is also a private investor and a Director of
                           Coast-to-Coast Financial Corporation. Ms. Pritzker is a
                           member of the Compensation and Nominating Committees.

STEVEN B. SAMPLE

photo Sample               Dr. Sample, 57, a Director of the Company since 1997, has
                           been President of the University of Southern California
                           since 1991. Dr. Sample is a director of Presley Companies
                           and Unova, Inc. Dr. Sample is a member of the Audit and
                           Nominating Committees.

ALEX SHUMATE

photo Shumate              Mr. Shumate, 47, a Director of the Company since 1998, has been a partner of the law firm Squire, Sanders & Dempsey,
                           Columbus, Ohio, since 1988. Mr. Shumate is also a Director of Banc One Corporation and Intimate Brands, Inc. Mr.
                           Shumate is a member of the Audit Committee.

RICHARD K. SMUCKER

photo Smucker              Mr. Smucker, 49, a Director of the Company since 1988, has been President and a Director of The J.M. Smucker Company, a manufacturer of food spreads and food spread-related items, since 1987 and 1975, respectively. Mr. Smucker is also a
                           Director of The Sherwin-Williams Company and International
                           MultiFoods, Inc. Mr. Smucker is Chairman of the Nominating
                           Committee and a member of the Audit Committee.

WILLIAM WRIGLEY

photo Wrigley              Mr. Wrigley, 65, a Director of the Company since 1960, has been President and Chief Executive Officer of the Company
                           since 1961. Mr. Wrigley is also a Director of Texaco Inc.
                           and American Home Products Corporation. Mr. Wrigley is a
                           non-voting, ex officio member of the Audit, Compensation and
                           Nominating Committees.

WILLIAM WRIGLEY, JR.

photo Wrigley              Mr. Wrigley, 34, a Director of the Company since 1988, has been Vice President of the Company since 1991 and was
                           Assistant to the President from 1985 to 1992. Mr. Wrigley is also a Director of The J.M. Smucker Company. William
                           Wrigley, Jr. is the son of William Wrigley.

                    YOUR BOARD RECOMMENDS THAT STOCKHOLDERS
                            VOTE FOR ALL DIRECTORS.

             SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of Company Common Stock, as of January 15, 1998, for each director and nominee, the Chief Executive Officer, the next four most highly compensated executive officers, and for all directors and executive officers as a group.

------------------------------------------------------------------------------------------------------------
                                                                                                    TOTAL
                                                                                 CLASS B          STOCK AND
                                                            COMMON STOCK         COMMON          STOCK BASED
                 NAME                  COMMON STOCK(1)        UNITS(2)           STOCK*          HOLDINGS(3)
------------------------------------------------------------------------------------------------------------
     Charles F. Allison III                    20,524(4)       12,388                 6,648(4)       39,560
     Douglas S. Barrie                         27,359          20,292                 1,218          48,869
     Lee Phillip Bell                          59,750(5)       14,264                 8,562          82,576
     Thomas A. Knowlton                           500             773                   -0-           1,273
     Penny Pritzker                               200           4,291                   -0-           4,491
     Steven B. Sample                           1,000             315                   -0-           1,315
     Alex Shumate                                 100             -0-                   -0-             100
     Richard K. Smucker                         3,604          11,631                   -0-          15,235
     William Wrigley                       21,902,610(6)       55,473            12,854,508(6)   34,812,591
     William Wrigley, Jr.                      11,778           1,319                 6,884          19,981
     John F. Bard                               9,693          13,508                   -0-          23,201
     Ronald O. Cox                             35,496(7)       17,413                 6,796          59,705
     Martin J. Geraghty                        70,420(8)        2,112                 7,571          80,103
------------------------------------------
     All directors and executive
       officers as a group (30)            22,273,021(9)      208,457            12,907,494(9)   35,388,972
------------------------------------------------------------------------------------------------------------

(1) Includes restricted shares held by directors and executive officers over which they have voting power but not investment power, shares held directly or in joint tenancy, shares held in trust by broker, bank or nominee or other indirect means and over which the individual or member of the group has sole or shared voting and/or investment power. Unless otherwise noted, each individual or member of the group has sole voting and investment power with respect to the shares shown. No director or executive officer, except Mr. William Wrigley, owns more than one tenth of one percent of the total outstanding shares of either class of Common Stock. Mr. William Wrigley beneficially owns 23.66% of the shares of Common Stock outstanding and 54.32% of the shares of Class B Common Stock outstanding.

(2) Includes the non-voting share units credited to the account of the named individual or members of the group, as applicable, under the Stock Deferral Plan for Non-Employee Directors (formerly called the Stock Retirement Plan for Non-Employee Directors), a complete description of which is set forth under the heading "Compensation of Directors" or pursuant to deferred compensation elections under the Company's other compensation plans.

(3) Includes the sum of Common Stock, Common Stock Units and Class B Common Stock and represents the aggregate of the individual's Common Stock holdings assuming distribution of Common Stock Units as Common Stock and conversion of all Class B Common Stock to Common Stock.

(4)  Includes 8,977 shares of Common Stock and 3,048 shares of
     Class B Common Stock over which Mr. Allison has shared voting and investment power.

(5) Includes 6,000 shares of Common Stock held by the Bell Family Foundation, over which shares Mrs. Bell has shared investment and voting power, and 6,000 shares held by her husband.

(6) Includes 21,002,727 shares of Common Stock and 11,537,000 shares of Class B Common Stock held by various trusts, a corporation and a nonprofit corporation. Mr. Wrigley has sole voting and investment power over the shares listed with the exception of 397,093 shares of Common Stock and 195,264 shares of Class B Common Stock over which Mr. Wrigley has shared voting power and 2,003,197 shares of Common Stock and 912,048 shares of Class B Common Stock over which Mr. Wrigley has shared investment power. Of the total shares shown for Mr. Wrigley, he disclaims any beneficial interest in 9,220,457 shares of Common Stock and 4,689,598 shares of Class B Common Stock.

(7)  Includes 85 shares of Common Stock held by Mr. Cox's wife.

(8) Includes 131 shares of Common Stock held by Mr. Geraghty's wife.

(9) Includes 2,037,289 shares of Common Stock and 917,880 shares of Class B Common Stock over which members of the group share voting or investment power.

  * Shares of Class B Common Stock are at all times convertible into shares of Common Stock on a share-for-share basis. Assuming an individual, or the group, converts the shares of Class B Common Stock held by such individual or group into shares of Common Stock, the percentage of Common Stock owned beneficially by Mr. William Wrigley would be 32.97%, and 33.36% for all directors and executive officers as a group. No other individual named or member of the group would own beneficially more than 0.10% of the Common Stock as the result of such conversion.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of January 15, 1998, the Company's records and other information made available by outside sources indicated that the following stockholders were beneficial owners of more than five percent of the outstanding shares of the Company's Common Stock or Class B Common Stock.
-----------------------------------------------------------------
---------------

                                                             AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
------------------------------------------------------------------------------------------------------------------------
                                                                                                CLASS B
                                                  COMMON STOCK*                               COMMON STOCK
------------------------------------------------------------------------------------------------------------------------
                NAME                          SHARES         PERCENT OF CLASS           SHARES      PERCENT OF CLASS
------------------------------------------------------------------------------------------------------------------------
     Edna Jean Offield, James S. Offield
       and Paxson H. Offield(1)
       410 N. Michigan Avenue
       Chicago, Illinois 60611                4,894,567            5.29                2,662,469            11.25
     William Wrigley(2)
       410 N. Michigan Avenue
       Chicago, Illinois 60611               21,902,610            23.66              12,854,508            54.32
------------------------------------------------------------------------------------------------------------------------

     Due to their substantial stock holdings, the Offield family and Mr. Wrigley may each be deemed a "control person" of the Company under applicable regulations of the Securities and Exchange Commission. James and Paxson Offield are the sons of Edna Jean
Offield.

(1) Of the shares listed, Edna Jean Offield has sole voting and investment power over 771,120 shares of Common Stock;
     James S. Offield has sole voting and investment power over 1,660 shares of Common Stock and 54,002 shares of Class B Common Stock; and Paxson H. Offield has sole voting and investment power over 86,701 shares of Common Stock and 10,299 shares of Class B Common Stock. Also, of the shares listed, Edna Jean Offield, James S. Offield and Paxson H. Offield share voting and investment power over 2,895,990 shares of Common Stock held in various family trusts and by a charitable foundation and 1,716,120 shares of Class B Common Stock held in various family trusts; Edna Jean Offield and James S. Offield share voting and investment power over 195,196 shares of Common Stock held in various family trusts and 226,848 shares of Class B Common Stock held in various family trusts; and Edna Jean Offield shares with other parties voting and investment power over 1,327,536 shares of Common Stock and 655,200 shares of Class B Common Stock held in various family trusts. Of their total shareholdings, Edna Jean Offield disclaims beneficial ownership of 2,895,313 shares of Common Stock held in the trusts and by the foundation and 1,884,480 shares of Class B Common Stock held in the trusts; James S. Offield disclaims beneficial ownership of 2,595,553 shares of Common Stock held in various family trusts and by the foundation and 1,441,752 shares of Class B Common Stock held in various family trusts; and Paxson H. Offield disclaims beneficial ownership of 2,431,157 shares of Common Stock held in various family trusts and by the foundation and 1,214,904 shares of Class B Common Stock held in various family trusts.

(2)  See footnotes (1) and (6) on page 5.

 * Shares and percent of class indicated for Common Stock do not reflect the shares of Common Stock that could be acquired upon the conversion of the shares of Class B Common Stock into shares of Common Stock on a share-for-share basis. In such event, the percentage of Common Stock beneficially owned would be 7.94% for the Offield Family and 32.97% for William Wrigley.

     In addition to the above listed shareholders, Putnam Fiduciary Trust Company holds 3,633,595 shares (3.93%) of Common Stock and 664,829 shares (2.81%) of Class B Common Stock as Trustee (the "Trustee") under the Special Investment and Savings Plan for Wrigley Employees (the "SISP"). In accordance with the terms of the SISP, the Trustee must vote the shares as directed by proxies submitted by participants.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Board has three standing Committees: Audit, Compensation and Nominating.

          Audit Committee. This Committee has five non-employee independent directors and met three times in 1997. It annually recommends to the Board the appointment of independent auditors and reviews with the auditors the plan and scope of the audit and audit fees; reviews the guidelines established for the dissemination of financial information; meets periodically with the independent and internal auditors, the Board and management to monitor the adequacy of reporting and internal controls; reviews consolidated financial statements; and performs any other functions or duties deemed appropriate by the Board.

          Compensation Committee. This Committee has five non-employee independent directors and met four times in 1997. It annually sets the base salary, incentive compensation and any other compensation of the Chairman of the Board, if any, and of the President and Chief Executive Officer; determines annually whether or not an Executive Incentive Compensation Program should be established for that year; sets and administers the terms and policies of the Company's Management Incentive Plan (and underlying programs); reviews and submits recommendations to the Board regarding employee benefit plans generally; and performs any other functions or duties as deemed appropriate by the Board.

          Nominating Committee. This Committee has four non-employee independent directors and met twice in 1997. It considers and proposes director nominees for election at the Annual Meeting; selects candidates to fill Board vacancies as they may occur; makes recommendations to the Board regarding Board committee memberships; and performs any other functions or duties deemed appropriate by the Board.

          The Nominating Committee will accept for consideration stockholders' nominations for directors if made in writing. The nominee's written consent to the nomination and sufficient background information on the candidate must be included to enable the Committee to make proper judgments as to his or her qualifications. Nominations should be addressed to the Chairman of the Nominating Committee at the Company's headquarters and must be received no later than October 6, 1998 in order to be considered for the next annual election of directors.

     During 1997 there were five meetings of the Board. All directors attended at least 75% of the meetings of the Board and of the committees of which they were members.

                           COMPENSATION OF DIRECTORS

     For 1997, non-employee directors received an annual cash retainer of $25,000. In January 1998, the annual cash retainer was increased to $28,000. Each Board committee member receives an annual retainer of $3,500. Each Board committee chair receives an additional annual retainer of $5,000. There are no additional fees for attending Board and Board committee meetings. All or a portion of the annual cash retainer received by the non-employee Director may be deferred in cash or stock. Directors who are employees of the Company receive no compensation for services as Directors.

     A Deferred Compensation Plan for Non-Employee Directors has been in effect since 1983. Under the plan, participants may defer up to 100% of their total retainer fees. Such deferred amounts are generally distributed at the earlier of age 70 or retirement in a lump sum or in equal annual installments over a period not to exceed fifteen years, or in a combination thereof at the Director's election. Deferred amounts may be invested, through a grantor trust, in the form of share units (each share unit is equivalent to a share of the Company's Common Stock) or money credits deposited in one or more funds offered by the plan trustee.

     The Stock Deferral Plan for Non-Employee Directors has been in effect since 1988. This plan is designed not only to provide a deferred benefit for non-employee directors, but also to increase the Directors beneficial ownership in the Company and more closely tie their interest in the long-term growth and profitability of the Company with that of the stockholders. Following the conclusion of each business year there is credited to the deferred stock accounts of each non-employee director a number of share units with a value equivalent to the stated value of the annual Board retainer in effect on the last business day of such year. Dividend equivalents, equal in value to dividends paid on the Company's Common Stock, are also credited on the share units accumulated in the plan, and converted into additional units. The plan credits non-employee directors share units over the first ten years of service. Participants have the option to receive upon retirement actual shares or a cash payout, either in a lump sum or over a period not to exceed fifteen years. In accordance with the plan, each participant's account was credited with 315 share units on January 5, 1998. The aggregate number of share units accumulated by each non-employee director from the inception of the plan in 1988 is included in the "Total" column in the table under the heading "Security Ownership of Directors and Executive Officers" on page 5.

     The Company maintains a Non-Employee Directors' Death Benefit Plan pursuant to which a director's beneficiary receives a $250,000 lump sum benefit if death occurs after the directorship terminates, or $25,000 per year for ten years if death occurs prior to termination. To participate in the plan, a director must agree to contribute $600 per year for a maximum of ten years. The Company maintains life insurance to fund the cost of the plan. All non-employee directors participate in this plan.

                                   PROPOSAL 2

              THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP
                            AS INDEPENDENT AUDITORS

     At its meeting of October 29, 1997, the Audit Committee recommended the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1998. At a meeting of the Board on January 28, 1998, the directors accepted the recommendation of the Audit Committee and appointed Ernst & Young LLP, subject to ratification by the stockholders, to examine the 1998 consolidated financial statements of the Company. Accordingly, the stockholders will be asked to ratify such appointment at the Annual Meeting by the affirmative vote of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock and Class B Common Stock represented at the Annual Meeting in person or by proxy, voting together as one class.

     It is expected that representatives of Ernst & Young LLP will attend the Annual Meeting and be available to make a statement or respond to appropriate questions.

              YOUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT
AUDITORS.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board (the "Committee") is responsible for establishing the base salary of the Company's
President and Chief Executive Officer and for setting and administering the terms and policies of the Company's Management
Incentive Plan ("MIP").

Compensation Principles

     The Committee believes that the most effective executive compensation program is one that provides incentives to achieve specific annual, long-term and strategic goals of the Company, with the ultimate objective of enhancing stockholder value. The Committee believes executive compensation should include cash and equity-based programs that reward performance as measured against these goals. Additionally, the Committee recognizes that the Company operates in a competitive environment and that both performance and compensation should be evaluated to ensure the Company remains competitive and maintains its ability to attract and retain superior key employees.

     Annual executive cash and incentive-based equity compensation is structured to encourage achievement, initiative and teamwork. Also, ownership and retention of the Company's Common Stock by key employees helps to more directly align their interests with those of the stockholders.

Base Salaries

     The Committee sets the base salary, incentive and any other compensation of the President and Chief Executive Officer. The base salaries of the Company's next four most highly compensated senior executive officers are determined by the President and Chief Executive Officer. The same principles used in setting the base salary range of the Chief Executive Officer and the other senior executive officers are also used for all other salaried employees to ensure that salaries are fairly and competitively established. Base salary ranges are determined for each position using three criteria: accountability, know-how, and problem-solving ability. These ranges are then compared to independently obtained salary surveys. Base salary ranges are designed so that salary opportunities for a given position will be between 80% and 120% of the competitive average base salaries.

     The Committee administers Mr. Wrigley's salary and receives an annual analysis from the Company's Compensation Manager on all aspects of Mr. Wrigley's remuneration and its relationship to the comparative survey data. During its review, the Committee primarily considers the Company's overall performance (including unit sales, earnings growth, and total stockholder return), adherence to the Company's strategic plan, the development of sound management practices, and the succession of skilled personnel. The Committee at its meeting of October 29, 1997, after reviewing the Compensation Manager's report and the Company's preliminary 1997 performance, authorized a 10% increase in Mr. Wrigley's annual base salary, to $550,000, which is effective February 1, 1998. The Committee has recommended an increase each year, but Mr. Wrigley last accepted an increase on January 1, 1996.

Management Incentive Plan

     The 1997 Management Incentive Plan (the "MIP") is a flexible omnibus plan, consisting of several programs (the "MIP Programs") designed to provide the Committee with various equity-based incentive compensation tools to promote achievement by key employees and allow them to participate in the long-term growth and profitability of the Company. As considered appropriate by the Committee, it may grant participants shares of the Company's Common Stock, share units, stock options, stock appreciation rights, performance units, or any combination; establish any conditions or restrictions; and provide for deferral pursuant to written elections made by the participants prior to the commencementof a plan year or cycle.

     Any award of stock under the MIP Programs is at the fair market value at the time of the award. Stock grants were awarded by the Committee in January and February 1997, under three MIP Programs for the 1996 fiscal year performance or the five year performance cycle ending in 1996. Awards, if any, to be granted in January or February 1998 for 1997 fiscal year performance or the five year performance cycle ending in 1997 will be made under the programs of the 1997 MIP described below (or identical programs under the predecessor incentive plan):

          Executive Incentive Compensation Program. An annual incentive compensation program under the omnibus MIP, the Executive Incentive Compensation Program ("EICP"), and those key employees eligible to participate in the EICP, are considered and approved by the Committee prior to the beginning of each fiscal year.

          The EICP is designed to encourage initiative and creativity in the achievement of annual corporate, personal and unit goals, and to foster effective teamwork. It also enables the Company, without inflating base salaries, to attract and retain highly skilled managers and competitively reward them with performance-measured cash compensation.

          The EICP adopted for 1997 included various incentive levels based on the participant's accountability and impact on Company operations, with target award opportunities ranging from 20% to 60% of participants base salary. Awards for actual performance, if earned, may range from 50% below to 50% above the established target award.

          All participants, except Mr. Wrigley, are assigned weightings for performance elements consisting of at least one or more operational or personal goals that vary from year to year and are unique to each individual participant, and for teamwork effectiveness. Weights for these elements are based on the participant's accountability and impact on overall operations and, if assigned, vary from 20% to 70% of target for one or more operational goals, 20% to 50% of target for
     one or more personal   goals and is 10% for team
     effectiveness. For certain participants, including the senior executive officers, a corporate performance element is also included, which varies from 20% to 50% of target. In rating the performance of Mr. Wrigley, the Committee considers his overall effectiveness in guiding the affairs of the Company as evaluated primarily by corporate performance for the year and by progress toward longer-range objectives and strategies.

          Under the EICP for 1997, the corporate performance element consisted of an increased unit volume goal over the prior year with a relative weight of 25% of the total element and an increased earnings per share goal over the prior year with a relative weight of 75%. Although not weighted, the Committee also considers as part of the corporate performance element two additional goals: pre-tax cost savings and adherence to the corporate strategic plan. Any awards to be made under the EICP for performance in 1997 will be determined and paid by the Committee in February 1998 and will be reported in the next proxy statement.

          The EICP adopted for 1996 had a corporate performance element consistent with the above. At its meeting of February 20, 1997 the Committee reviewed all corporate goals for the year ended December 31, 1996 and determined that the award for 1996 performance was below the established target award for the corporate element. Awards made thereunder to the Chief Executive Officer and the next four most highly compensated executive officers are shown in column (d) of the Summary Compensation Table on page 14 as 1996 compensation.

          An EICP for 1998 was approved by the Compensation
     Committee at its October 29, 1997 meeting. Any awards under the 1998 EICP will be determined in February 1999.

          Participants may defer all or any part of their EICP award and have such amounts credited to their deferral account as share units or money credits, or a combination of both, in accordance with procedures set forth in the EICP.

          Long-Term Stock Grant Program. The Long-Term Stock Grant Program, established in January 1993, provides an opportunity for executive officer and certain other designated key employees to increase their stake in the Company through grants of Common Stock. The program is currently designed to provide participants with target stock grant opportunities ranging in value from 20% to 60% of base salary, depending on the participant's accountability and impact on operations for the 1993-1997 performance cycle. Except for the individuals listed in the Summary Compensation Table on page 14, beginning with the 1994-1998 five-year cycle, the range of target stock grant opportunities for outstanding performance cycles was increased to 25% to 55%. For grants made after January 1, 1998, the range of target stock grant opportunities for all participants is 25% to 65% of annual base salary. Actual awards, if earned, may range from 50% below to 50% above target depending on performance which is measured by comparing the Company's total stockholder return to the total stockholder return for the S&P's 500 Food Group for the applicable performance period. Awards are earned at the target level if the Company's total stockholder return equals the S&P's 500 Food Group total stockholder return for such period. The aggregate value of shares awarded to all participants for a specific period is limited to not more than nine-tenths of one percent (0.9%) of the Company's average annual growth in total stockholder value during any such period.

          Any shares awarded under this program are held in the Company's custody and restricted as to transfer or sale until one year after the date the shares were awarded, except in cases of retirement, disability, or death. Voting and dividend rights inure to the recipient upon award. Alternatively, prior to any such award, participants may elect to defer receipt of all or any portion of their awards in the form of share units. After one year following award, participants may transfer any amount deferred to other investment options available under a grantor trust for which Putnam Fiduciary Trust Company is the Trustee.

          On February 20, 1997 the Committee determined that the performance ratio of the Company's total shareholder return to the total shareholder return for the S&P's 500 Food Group transitional five-year cycle 1992-1996 exceeded the target level. Awards granted on February 20, 1997 for the 1992-1996 cycle to the Chief Executive Officer and the next four most highly compensated executive officers appear in column (e) of the Summary Compensation Table on page 14 as 1996 compensation.

          Awards, if any, for the five-year cycle 1993-1997, will be determined by the Committee at its meeting in February 1998 and any awards will be reported in the next proxy statement.
     A grant under this program for the performance cycle 1997-2001 was also approved by the Committee on February 20, 1997 and is indicated in the Long-Term Stock Grant Program table on page 16.

          Stock Award Program. Under this program, EICP participants may be awarded shares of the Company's Common Stock comparable in value to the present value of 1.5% of the participant's average EICP award received in the prior three years multiplied by such participant's years of service, and reduced by the present value of prior awards under this program.

          Upon award, participants may vote the shares and may receive or reinvest dividends thereon, but the shares are retained in the Company's custody and are subject to a restriction on sale or transfer until one year after termination of employment, unless due to death or retirement. Alternatively, participants may elect to defer all or any portion of their awards in the form of share units.

          Awards granted to the Chief Executive Officer and the next four most highly compensated executives on February 20, 1997 for fiscal year 1996 appear in column (e) of the Summary Compensation Table on page 14 as 1996 compensation. Awards for services in 1997 were determined in January 1998 and are reflected in column (e) of the Summary Compensation Table on page 14 as 1997 compensation.

          Alternate Investment and Savings Program. EICP participants are not eligible to participate in The Special Investment and Savings Plan for Wrigley Employees (a typical defined contribution plan), and historically received a benefit under the Alternate Investment and Savings Program ("AISP") equal to 5% of their base salary. They may elect to receive this benefit in the form of shares of Common Stock and may receive or reinvest dividends thereon, with the shares being retained in the Company's custody and subject to restriction on sale or transfer until one year after termination of employment, unless due to death or retirement. Alternatively, they may elect to defer all or any portion of this benefit in the form of share units. Effective October 29, 1997, this plan was terminated and the benefit provided became an additional element of the Stock Award Program which was determined in January 1998 and is reflected in column (e) of the Summary Compensation Table on page 14 as 1997 compensation.

     No stock options were granted in 1997. For options exercised in 1997, refer to the table on page 16 entitled "Aggregated
Option/SAR Exercises in the Last Fiscal Year and FY-End Option/SAR
Values."

Deductibility of Executive Compensation

     During 1997, the Committee reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, with respect to compensation paid to the executive officers named in the Summary Compensation Table. All such compensation paid by the Company during 1997 was fully deductible for federal income tax purposes.

                                  THE COMPENSATION COMMITTEE

                                  Robert P. Billingsley, Chairman
                                  Charles F. Allison III
                                  Lee Phillip Bell
                                  Thomas A. Knowlton

FIVE-YEAR TOTAL STOCKHOLDER RETURN

     The following indexed graph and table indicate the Company's total stockholder return for the five year period ending December 31, 1997 as compared to the total return for the Standard & Poor's 500 Composite Index and the Standard & Poor's 500 Food Group Index, assuming a common starting point of 100. Total stockholder return for the Company, as well as for the Indexes, is determined by adding (a) the cumulative amount of dividends for a given year (assuming dividend reinvestment), and (b) the difference between the share price at the beginning and at the end of the year, the sum of which is then divided by the share price at the beginning of such year. Please note that the graph and table are five-year historical representations and, as such, are not indicative of future performance relative to the Indexes.

         Measurement Period                                                      S&P 500 Food
       (Fiscal Year Covered)               Wrigley             S&P 500              Group
1992                                                 100                 100                 100
1993                                                 138                 110                  92
1994                                                 157                 112                 103
1995                                                 171                 153                 131
1996                                                 186                 189                 155
1997                                                 268                 252                 222

SUMMARY COMPENSATION TABLE

     The following table sets forth the total cash and non-cash compensation in each of the last three years ended December 31 for the Company's Chief Executive Officer and the next four most highly compensated executive officers.

--------------------------------------------------------------------------------

                                                                          LONG-TERM
                                                                         COMPENSATION
                                              ANNUAL COMPENSATION(1)        AWARDS
-----------------------------------------------------------------------------------------------------
(A)                                  (B)        (C)           (D)            (E)             (F)
                                                                          RESTRICTED
NAME AND                                                                    STOCK         ALL OTHER
PRINCIPAL                                                                  AWARD(S)      COMPENSATION
POSITION                             YEAR    SALARY($)    BONUS($)(2)     ($)(3)(4)         ($)(5)
-----------------------------------------------------------------------------------------------------
WILLIAM WRIGLEY                      1997    $500,000         --          $  24,978        $ 6,860
President & CEO                      1996     500,000      $285,000        827,110          6,860
                                     1995     475,000       256,500        789,686          6,860
JOHN F. BARD                         1997     321,083         --            28,931          11,173
Senior Vice President                1996     298,167       166,675        329,026          10,412
                                     1995     276,583       160,971        330,094          9,744
DOUGLAS S. BARRIE                    1997     408,750         --            60,172          38,129
Group Vice President                 1996     382,500       235,620        424,323          34,210
                                     1995     352,500       215,730        434,126          24,761
RONALD O. COX                        1997     345,417         --            31,764          16,432
Group Vice President                 1996     322,500       186,083        341,597          14,830
                                     1995     298,500       136,713        360,896          11,804
MARTIN J. GERAGHTY                   1997     288,000         --            27,215          8,293
Senior Vice President --             1996     273,000       160,251        324,821          12,636
Manufacturing                        1995     253,000       144,210        362,327          11,813
---------------------------------

(1) While each of the named executive officers received perquisites or other personal benefits in the years shown, the value of these benefits did not exceed, in the aggregate for any executive officer, the minimum reportable amount.

(2) Amounts shown in column (d) are the cash awards to the named individuals under the Executive Incentive Compensation Program (including any amounts deferred). Awards to be paid for 1997 performance, if any, are not calculable as of the latest practicable date, and if paid will be reported in the next proxy statement.

(3) The figures in column (e) for 1997 represent the fair market value of awards of stock at the time of the award (prior to any deduction for withholding taxes) under the Stock Award Program and the former Alternate Investment and Savings Program. Awards for 1997 under the Long-Term Stock Grant Program, if any, are not determinable as of the latest practicable date, and if paid will be reported in the next proxy statement.

(4) The figures in column (e) for 1996 and 1995 represent the fair market value of awards of stock at the time of the award (prior to any deduction of withholding taxes) under the Alternate Investment and Savings Program and the Stock Award Program for 1996 and 1995, respectively, and under the Long-Term Stock Grant Program for the five-year performance cycle ending December 31, 1996 and December 31, 1995, respectively.

     The aggregate number and dollar value of stock (net of any withholding for tax purposes) accumulated from the inception of the Stock Award Program, the Alternate Investment and Savings Program, the Long-Term Stock Grant Program and through deferral elections under the Management Incentive Plan (and its predecessor) as of December 31, 1997 are as follows:
     William Wrigley, 142,950 shares and 38,099 share units ($14,404,711); John F. Bard, 9,693 shares and 8,842 share units ($1,474,691); Douglas S. Barrie, 12,781 shares and 8,989 share units ($1,732,076); Ronald O. Cox, 16,171 shares and 6,983 share units ($1,842,190) and Martin J. Geraghty, 21,883 shares and 2,449 share units ($1,935,915). All shares of stock or share units vest upon award and are entitled to dividends or dividend equivalents at the same rate as dividends paid on unrestricted shares of the Company's Common Stock. Shares awarded under the Long-Term Stock Grant Program are restricted for a period of one year following award. Shares awarded under the Stock Award Program and the Alternate Investment and Savings Program are restricted until one year following termination of employment, unless due to death or retirement.

(5) Includes the value of corporate-paid life insurance premiums under the Senior Executive Life Insurance Plan, interest earned during the year on sums accumulated since 1984 in deferred compensation accounts to the extent such interest was in excess of certain long-term rates prescribed by the Internal Revenue Code and for Mr. Geraghty, pay in lieu of vacation.

     For the last completed fiscal year, the value of corporate-paid life insurance premiums and above-market rate of interest on accumulated deferred compensation accounts were, respectively, as follows for each named executive officer: William Wrigley, $6,860 and $0; John F. Bard, $4,975 and $6,198; Douglas S. Barrie, $6,221 and $31,908; Ronald O. Cox, $3,391 and $13,041; and
Martin J. Geraghty, $4,040 and $4,253.

     The Company may provide to key employees interest free, fully-secured housing or bridge loans for up to five years which are generally repaid through regular payroll deductions. At December 31, 1997, the Company had a total of $1,001,420 of loans outstanding to all key employees, including a total of $317,535 outstanding to two officers not named above.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company has not granted any stock options or stock appreciation rights since August 27, 1988. At that time, options to acquire a total of 240,000 shares of Common Stock were granted under the 1988 Stock Option Program to six senior executive officers with an exercise price of $11.208 per share, the fair market value of the stock on the day prior to the grant date. The options had a ten-year term and were granted in tandem with stock appreciation rights (SARs) intended to provide funds necessary to exercise the options and pay tax liabilities.

     The following table sets forth the number of options/SARs and the dollar value of such options exercised in 1997 for the executive officers named in the Summary Compensation Table on page
14. As of December 31, 1997, there were no options/SARs outstanding.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
--------------------------------------------------------------------------------

                                                                                                         VALUE OF
                                                                                NUMBER OF              UNEXERCISED
                                                                               UNEXERCISED             IN-THE-MONEY
                                                                               OPTIONS/SARs            OPTION/SARs
                                                                               AT FY-END(#)            AT FY-END($)
                                  SHARES                                       EXERCISABLE/            EXERCISABLE/
NAME                           EXERCISED(#)         VALUE REALIZED($)         UNEXERCISABLE           UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Martin J. Geraghty                15,000                 532,522                   -0-                     -0-

--------------------------------------------------------------------------------

LONG-TERM STOCK GRANT PROGRAM

     The following table reflects threshold, target and maximum stock grant opportunities under the Long-Term Stock Grant Program for the five-year performance cycle ending December 31, 2001.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

------------------------------------------------------------------------------------------------------------------------
                                                                                             ESTIMATED FUTURE PAYOUTS UNDER
                                                                                               NON-STOCK PRICE-BASED PLANS*
                                                                          -------------------------------------------------
                                                        (C)
                                 (B)*               PERFORMANCE
                              NUMBER OF               OR OTHER
                            SHARES, UNITS           PERIOD UNTIL             (D)               (E)               (F)
          (A)                  OR OTHER            MATURATION OR          THRESHOLD          TARGET            MAXIMUM
         NAME                 RIGHTS(#)                PAYOUT             ($ OR #)          ($ OR #)          ($ OR #)
 ------------------------------------------------------------------------------------------------------------------------
William Wrigley                                      1997-2001              2,545             5,090             7,635
John F. Bard                                         1997-2001              1,265             2,530             3,795
Douglas S. Barrie                                    1997-2001              1,620             3,240             4,860
Ronald O. Cox                                        1997-2001              1,365             2,730             4,095
Martin J. Geraghty                                   1996-2001              1,160             2,320             3,480


-----------------------------------------------------------------
---------------
* Estimated future payouts are based on the performance ratio of the Company's total stockholder return (stock price appreciation plus reinvested dividends) for the five year performance cycle to the total return for the Standard & Poor's 500 Food Group Index for the same period. The threshold amount is 50% of the target and the maximum amount is 150% of the target amount.

PENSION PLAN

     The Wrigley Retirement Plan is a qualified, defined benefit, non-contributory pension plan covering substantially all employees of the parent and domestic associated companies. Credited service accrues from the date of employment.

     Retirement benefits are calculated by multiplying the product of 1.5% times the years of service by the final average eligible pay for the three highest consecutive years in the last ten years before retirement, less

1% of the annual primary Social Security benefit multiplied by the years of credited service since January 1, 1976.

     The table below illustrates various estimated annual pension benefits generated by the plan formula, assuming retirement at the plan's normal retirement age, when combined with an estimated annual Social Security benefit of $15,900.


                                                     YEARS OF SERVICE
                        ELIGIBLE
                        REMUNER-
                         ATION          10        20        30        40        50
----------------------------------------------------------------------------------------------
                        $200,000       44,310    72,720   101,130   129,540   157,950
                         250,000       51,810    87,720   123,630   159,540   195,450
                         300,000       59,310   102,720   146,130   189,540   232,950
                         350,000       66,810   117,720   168,630   219,540   270,450
                         400,000       74,310   132,720   191,130   249,540   307,950
                         500,000       89,310   162,720   236,130   309,540   382,950
                         600,000      104,310   192,720   281,130   369,540   457,950

     Eligible pay for officers is only base salary. The current base salary of the Chief Executive Officer and the next four most highly compensated executive officers is set forth in column (c) in the Summary Compensation Table on page 14. The credited years of service as of December 31, 1997 for each named executive officer are as follows: William Wrigley, 41; John F. Bard, 7; Douglas
S. Barrie, 15; Ronald O. Cox, 19 and Martin J. Geraghty, 35.

     To the extent that an individual's annual retirement income benefit under the plan exceeds the limitations imposed by the Internal Revenue Code of 1986, as amended, and the regulations thereunder (including, among others, the limitation that annual benefits paid under qualified plans may not exceed $125,000), such excess benefits may be paid from the Company's non-qualified, unfunded, non-contributory supplemental retirement plan.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

     If any stockholder intends to present a proposal to be considered for action at the 1999 Annual Meeting of Stockholders, the proposal must be in proper form and received by the Secretary of the Company on or before October 6, 1998 for review and consideration for inclusion in the proxy statement and form of proxy relating to that Annual Meeting.

                                 OTHER BUSINESS

     The Company's management does not know of any other matter to be presented for action at the Annual Meeting. If any other matter should be properly presented at the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

                                         Wm. M. Piet, Secretary

Chicago, February 3, 1998

    PLEASE MARK YOUR
[X] VOTES AS IN THIS
    EXAMPLE.

THIS PROXY FORM REPRESENTS ALL SHARES OF WRIGLEY STOCK (BOTH COMMON AND CLASS
B COMMON) HELD IN THE REGISTRATION INDICATED BELOW.
FOR EMPLOYEE STOCKHOLDERS, THIS INCLUDES YOUR SHARES HELD IN THE SAVINGS PLAN.

------------------------------------------------------------------------------------------------------------------------------
                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
------------------------------------------------------------------------------------------------------------------------------
                   FOR       WITHHELD                       FOR     AGAINST     ABSTAIN
1. Election of                         2. Appointment
   Directors       [ ]         [ ]        of Auditors       [ ]       [ ]         [ ]
   (see reverse)                          (see reverse)

*For all nominee(s) except vote withheld from the following:

----------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   CHANGE OF
                                                                                                                    ADDRESS
                                                                                                                 (SEE REVERSE)
                                                                                                                      [  ]

                                                           Note: Please sign exactly as name appears on this form. Joint owners should each sign personally. Corporation proxies should be signed by an authorized officer. Executors, administrators, trustees, etc. should so indicate when signing.

                                                         ------------------------------------------------------------------------

                                                         ------------------------------------------------------------------------
                                                         SIGNATURE(S)                                           DATE

------------------------------------------------------------------------------------------------------------------------------------
                                                     - FOLD AND DETACH HERE -


Wm. WRIGLEY Jr. Company
WRIGLEY BUILDING - 410 N. MICHIGAN AVENUE
         CHICAGO, ILLINOIS 60611

Telephone: 644-2121
Area Code 312                            WHOLESOME - DELICIOUS -
SATISFYING


February 3, 1998

Dear Stockholder:

You are cordially invited to attend the 95th Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company, which will be held in the Wrigley Building, 410 N. Michigan Avenue, Chicago, Illinois, at 9:00 a.m., on Tuesday, March 3, 1998.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

Whether or not you plan to attend this meeting, please sign, date and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.


                                                Sincerely,


                                           /s/ William Wrigley

                                           WILLIAM WRIGLEY
                                           President and
                                           Chief Executive Officer

-----------------------------------------------------------------
---------------
Wm. WRIGLEY Jr. Company
   PROXY FORM
-----------------------------------------------------------------
---------------

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
ANNUAL
MEETING ON MARCH 3, 1998.

THIS PROXY WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER.  IF NO
SPECIFICATION IS MADE, ALL SHARES OF BOTH CLASSES OF STOCK WILL BE VOTED AS SET FORTH IN THE PROXY STATEMENT FOR THE ELECTION OF
DIRECTORS AND FOR THE APPOINTMENT OF AUDITORS.

The stockholder represented herein appoints William Wrigley, Charles F. Allison III, Wm. M. Piet, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held in the Wrigley Building, Chicago, Illinois, on March 3, 1998, at 9:00 a.m., and at any adjournment thereof, as specified in this proxy. The proxies are authorized in their discretion to vote upon such other businessas may properly come before the meeting.


------------------------------------------------------------------------------------------------------------------------------------
                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
------------------------------------------------------------------------------------------------------------------------------------
1. ELECTION OF DIRECTORS                                                       2.  APPOINTMENT OF AUDITORS
The nominees are:                                                              To ratify the appointment of independent
Charles F. Allison III (1), Douglas S. Barrie (2),                             auditors, Ernst & Young LLP, for the year
Lee Phillip Bell (3), Thomas A. Knowlton (4),                                  ending December 31, 1998.
Penny Pritzker (5), Steven B. Sample (6), Alex Shumate (7),
Richard K. Smucker (8), William Wrigley (9) and William Wrigley, Jr (10).


YOUR VOTE IS IMPORTANT!
PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
If you attend the meeting, you may revoke your proxy and vote in person.

--------------------------------------------------------------------------------
Change of address:
                  --------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the "Change of Address" box on the reverse of this card.)
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                           - FOLD AND DETACH HERE -







TO MAKE SURE THAT YOUR VOTE ARRIVES AT OUR TABULATOR IN TIME TO BE COUNTED, YOU MAY WISH TO VOTE BY PHONE OR BY FACSIMILE.

TO VOTE BY PHONE (TOUCH TONE):
        1)  HAVE YOUR PROXY CARD HANDY.
        2)  CALL FIRST CHICAGO TRUST AT 800-OK 2 VOTE.
        3)  FOLLOW THE AUTOMATED INSTRUCTIONS.

TO VOTE BY FACSIMILE:
        1)  MAKE A COPY OF BOTH SIDES OF YOUR PROXY CARD.
        2)  FAX THEM TO FIRST CHICAGO TRUST AT 312-407-3021.
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                               [SPECIAL NOTICE]

                     IF THIS STOCK IS HELD BY A NOMINEE,
                      THEN ONLY THE NOMINEE CAN VOTE IT!



           AN OFFICIAL OF THE NOMINEE MUST VOTE THE STOCK UNDER THE NOMINEE NAME, NOT UNDER THE NAME OF ANY PARENT ORGANIZATION.


                         PLEASE REMEMBER TO INDICATE
           THE CLASS OF SHARES (COMMON AND/OR CLASS B COMMON), AND THE NUMBER OF SHARES TO WHICH THIS PROXY IS RESTRICTED.







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  Wm. WRIGLEY JR. Company                                                                                             PROXY FORM
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  Control Number:                                                                                                 Mark votes [X]



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                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
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                       FOR    WITHHELD                             FOR     AGAINST     ABSTAIN                    CHANGE OF
1. Election of         [ ]      [ ]            2. Appointment      [ ]       [ ]         [ ]                       ADDRESS
   Directors                                      of Auditors                                                   (SEE REVERSE)
   (see reverse)                                  (see reverse)                                                      [ ]
* For all nominee(s) except vote withheld from the following:

_____________________________________________________________
                                                               Please indicate below the number of shares of
                                                               EACH CLASS OF STOCK represented by this proxy.

                                                               This proxy restricted to:

                                                               ________________________________________Shares of COMMON STOCK

                                                               ________________________________Shares of CLASS B COMMON STOCK




SIGNATURE_______________________________________________________________________________________DATE___________________, 1998
NOTE: If stock is held by a nominee, only the nominee can vote it. An official of the nominee must vote the stock under the nominee name, not under the name of any parent organization.

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           If you have not put your completed proxy in the mail by
           Friday, February 27, 1998, you may wish to send in your vote by facsimile to make sure that it arrives at our tabulator in time to be counted. If that is the case, please make a copy of BOTH SIDES of your proxy form and FAX it to First Chicago Trust at:

                                 312-407-3021

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Wm. WRIGLEY Jr. Company                                                                                                   PROXY FORM
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This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on March 3, 1998.

This proxy will be voted as specified by the stockholder.  If no specification is made, all shares of both classes of stock will be voted as set forth in the proxy statement FOR the election of Directors and FOR the appointment of auditors.

The stockholder represented herein appoints William Wrigley, Charles F. Allison III, Wm. M. Piet, or any of them, proxies with power of substitution to vote all shares of Common Stock and Class B Common Stock entitled to be voted by said stockholder(s) at the
Annual Meeting of Stockholders of the Wm. Wrigley Jr. Company to be held in the Wrigley Building, Chicago, Illinois, on March 3,
1998, at 9:00 a.m., and at any adjournment thereof, as specified in this proxy.  The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.
Your vote is Important!

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                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.
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1.  ELECTION OF DIRECTORS                                                        2.  APPOINTMENT OF AUDITORS
The nominees are:                                                                To ratify the appointment of independent
Charles F. Allison III (1), Douglas S. Barrie (2), Lee Phillip Bell (3),         auditors, Ernst & Young LLP, for the year
Thomas A. Knowlton (4), Penny Pritzker (5), Steven B. Sample (6),                ending December 31, 1998.
Alex Shumate (7), Richard K. Smucker (8), William Wrigley (9) and
William Wrigley, Jr. (10)
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PLEASE SIGN AND DATE ON THE REVERSE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
If you attend the meeting, you may revoke your proxy and vote in person.

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Change of address:
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           (If you have written in the above space, please mark the "Change of Address" box on the reverse of this card.)
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